UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2017 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 24, 2017 (the “Annual Meeting”). The matters described below were voted upon:
Annual Meeting final votes:

			For	Against or Withheld	Abstain	Broker non-votes
(1)		To elect the following Directors to one year terms expiring in 2018:
		Catherine A. Bertini	39,705,987	482,482	126,127	6,420,114
		Susan M. Cameron	40,061,747	128,081	124,768	6,420,114
		Kriss Cloninger III	38,876,741	1,309,698	128,157	6,420,114
		Meg Crofton	40,059,787	128,295	126,514	6,420,114
		E. V. Goings	39,513,643	672,006	128,947	6,420,114
		Angel R. Martinez	39,917,308	268,325	128,963	6,420,114
		Antonio Monteiro de Castro	39,241,679	942,686	130,231	6,420,114
		David R. Parker	39,390,113	794,282	130,201	6,420,114
		Richard T. Riley	39,745,012	439,565	130,019	6,420,114
		Joyce M. Roché	39,808,119	379,678	126,799	6,420,114
		M. Anne Szostak	39,208,429	978,495	127,672	6,420,114
(2)		Advisory vote to approve the Company's executive compensation program:	39,261,353	860,437	192,806	6,420,114
(3)		To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 30, 2017:	45,720,266	858,592	155,852	—

		1 Year	2 Years	3 Years	Abstain	Broker non-votes
(4)	Advisory vote regarding the frequency of voting on the Company's executive compensation program:	31,236,273	123,669	8,805,825	148,829	6,420,114

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 25, 2017	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Senior Vice President, General Counsel & Secretary